Registration No. 33-_______

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549
                               _________________________
                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933
                               _________________________

                            STONE & WEBSTER, INCORPORATED
                (Exact name of registrant as specified in its charter)

       Delaware                                  13-5416910
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)

                     250 West 34th Street, New York, New York 10119
                       (Address of principal executive offices)

                                Employee Investment Plan
                                          of
             Stone & Webster, Incorporated and Participating Subsidiaries
                               (Full title of the plan)
                               _________________________

                              Peter F. Durning, Secretary
                             Stone & Webster, Incorporated
                                 250 West 34th Street
                               New York, New York 10119
                        (Name and address of agent for service)

                                    (212) 290-7500
             (Telephone number, including area code, of agent for service)
                              ___________________________

                         CALCULATION OF REGISTRATION FEE

Title of                         Proposed      Proposed
each class                       maximum       maximum
of securities      Amount        offering      aggregate      Amount of
to be              to be         price per     offering       registration
registered         registered    unit          price          fee

Interests in Employee
Investment Plan       -             -             -                -

Common Stock,      500,000(1)    $31.875(2)  $15,937,500(2)    $4,829.55
$1 par value       shares

     (1) Based on the history of the Employee Investment Plan, it is estimated that this figure is the approximate number of shares of Common Stock which would be purchased under the Plan (with employer and employee contributions) during the next several years.

     (2) The price of $31.875 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange consolidated reporting system on January 10, 1997, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is the estimated maximum offering price of the shares which would be purchased under the Plan (with employer and employee contributions) during the next several years.

                                        PART I
                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*








































_____________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

               The documents listed below are hereby incorporated by reference and made a part hereof, and all documents subsequently filed by Stone & Webster, Incorporated (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  (a) The annual report on Form 10-K of the Company for the
            year ended December 31, 1995 (and the documents incorporated by reference therein).

                  (b) All other reports filed by the Company pursuant to
            Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

                  (c) The description of the Company's Common Stock which
            is contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendments or reports filed for purposes of updating such descriptions.

                  (d) The Company's definitive proxy statement filed
            pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the 1996 Annual Meeting of Shareholders.

Item 4.     Description of Securities.

                 Not applicable.

Item 5.     Interests of Named Experts and Counsel.

                    The  consolidated  financial  statements  and the  financial statement schedule of the Company and its Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Registration Statement, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 6.     Indemnification of Directors and Officers.

                 Section 145 of Chapter 1 of the General Corporation
            Law of the State of Delaware and Section 14 of Article Sixth of the Company's Restated Certificate of Incorporation permit the indemnification under certain circumstances of directors or officers of the Company and its subsidiaries for expenses incurred in connection with the defense of actions, suits or proceedings against them as such directors or officers. The Company has purchased from the American International Group a Directors, Officers and Corporate Liability policy under which the directors and officers of Stone & Webster, Incorporated and its subsidiaries and the Company are insured against loss arising from any claim made against them by reason of any wrongful act in their respective capacities.

                 The Shareholders of the Company have approved  amendments to the Restated Certificate of Incorporation of the Company which limit the personal liability of the directors to the Company or its Shareholders for monetary damages arising out of the directors' breach of their fiduciary duty of care under certain circumstances, as permitted by the Delaware General Corporation Law.

Item 7.     Exemption from Registration Claimed.

                 Not applicable.

Item 8.     Exhibits.

                 Certain of the following exhibits are filed herewith.
            Certain other of the following exhibits have been filed with the Commission and are incorporated herein by reference.

                  4-a Restated Certificate of Incorporation, defining rights of security holders (Exhibit (3)(a), Form 10-K for the fiscal year ended December 31, 1990 (File No. 1-1228)).

                  4-b Rights Agreement, dated as of August 15, 1996 between Stone & Webster, Incorporated and ChaseMellon Shareholder Services, L.L.C. (Exhibit 1.1, Form 8-A dated August 16, 1996).

                  5 An opinion of counsel as to the legality of securities to be registered is not filed herewith because it is not anticipated that securities to be acquired hereunder will be original issuance securities; if original issuance securities were proposed to be acquired, an opinion of counsel as to the legality of securities to be acquired would first be filed under a post-effective amendment hereto.

                *23-a   Consent of Coopers & Lybrand L.L.P.



                *Filed herewith


Item 9.     Undertakings.

                 (1) The undersigned registrant hereby undertakes (a) to
            file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10
            (a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)
            (i) and (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (2) The undersigned registrant hereby undertakes that,
            for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising
            under the Securities Act of 1933 (which shall not include the insurance described under Item 6 above) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in the first sentence under Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, Stone & Webster, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and State of Massachusetts on this 14th day of January, 1997.

                                    STONE & WEBSTER, INCORPORATED
                                             (Registrant)


                                    By    JEREMIAH P. CRONIN
                                          Jeremiah P. Cronin
                                          Executive Vice President

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                        Date



H. KERNER SMITH                    President and                January 14, 1997
H. Kerner Smith                    Chief Executive Officer
                                   (Principal Executive
                                   Officer), and Director


JEREMIAH P. CRONIN                 Executive Vice President     January 14, 1997
Jeremiah P. Cronin                 (Principal Financial
                                   Officer)


DANIEL P. LEVY                     Corporate Controller         January 14, 1997
Daniel P. Levy                     (Principal Accounting
                                   Officer)


FRANK J. A. CILLUFFO               Director                     January 14, 1997
Frank J. A. Cilluffo


DONNA R. FITZPATRICK               Director                     January 14, 1997
Donna R. Fitzpatrick


KENT F. HANSEN                     Chairman of the Board        January 14, 1997
Kent F. Hansen                     and Director


ELVIN R. HEIBERG, III              Director                     January 14, 1997
Elvin R. Heiberg, III


DAVID N. MCCAMMON                  Director                     January 14, 1997
David N. McCammon

Signature                          Title                        Date




JOHN P. MERRILL, JR.               Director                     January 14, 1997
John P. Merrill, Jr.


J. ANGUS MCKEE                     Director                     January 14, 1997
J. Angus McKee


BERNARD W. REZNICEK                Director                     January 14, 1997
Bernard W. Reznicek


EDWARD J. WALSH                    Director and                 January 14, 1997
Edward J. Walsh                    Executive Vice President


PETER M. WOOD                      Director                     January 14, 1997
Peter M. Wood

                                     EXHIBIT INDEX



Exhibit Number        Exhibit                                     Page


23-a                  Consent of Coopers & Lybrand L.L.P.         II-7

                                                           EXHIBIT 23-a


                          CONSENT OF INDEPENDENT ACCOUNTANTS




            We consent to the incorporation by reference in this Registration Statement of Stone & Webster, Incorporated on Form S-8 of our report dated February 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Stone &
Webster, Incorporated and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's 1995 Annual Report on Form 10-K.

            We further consent to the reference to our firm in this Registration Statement under the caption "Interests of Named Experts and Counsel."




                                               COOPERS & LYBRAND L.L.P.


New York, New York
January 14, 1997